Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated 5 March 2007 except for Note 27 which is as of 12 September 2007, relating to the consolidated financial statements of IXEurope plc appearing in Equinix, Inc.’s Current Report on Form 8-K filed on 14 September 2007.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO Stoy Hayward LLP

London

14 September 2007